Exhibit 99.1

HCP Announces Results for the Quarter Ended March 31, 2018
IRVINE, CA, May 3, 2018 -- HCP, Inc. (NYSE:HCP) announced results for the first quarter ended March 31, 2018.
FIRST QUARTER 2018 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

–	Net income, FFO and FFO as adjusted per common share were $0.08, $0.47 and $0.48, respectively

–	Announced transaction to exit U.K. holdings; initial transaction structured as joint venture with exit rights to sell remaining interest by no later than 2020

–	Completed sale of six assets to Brookdale Senior Living, Inc. ("Brookdale") for $275 million

–	As previously announced, agreed to transition 24 assets to Atria Senior Living (“Atria”); 13 assets transitioned to date

–	As previously announced, closed on the sale of our Tandem mezzanine loan investment for $112 million

–	Completed 150,000 square feet of leasing at our $62 million Ridgeview development, bringing the project to 100% leased

–	Scott Brinker joined HCP as Executive Vice President and Chief Investment Officer

–	Appointed two new independent directors; Brian Cartwright named Chairman of the Board

–	Published our 7th annual Sustainability Report, a comprehensive assessment highlighting our Environmental, Social and Governance ("ESG") goals and achievements

–	Reaffirmed full-year 2018 FFO as adjusted and SPP Cash NOI guidance ranges
FIRST QUARTER COMPARISON

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
(in thousands, except per share amounts)	Amount	Diluted Per Share	Amount	Diluted Per Share	Per Share Change
Net income (loss)	$39,841	$0.08	$460,375	$0.97	$(0.89)
FFO	$219,434	$0.47	$288,249	$0.61	$(0.14)
Transaction-related items	1,942	—	1,057	—	—
Other impairments (recoveries), net(1)	(3,298)	(0.01)	(50,895)	(0.10)	0.09
Severance and related charges(2)	8,738	0.02	—	—	0.02
Litigation costs	406	—	1,838	—	—
Foreign currency remeasurement losses (gains)	130	—	(77)	—	—
FFO as adjusted	$227,352	$0.48	$240,172	$0.51	$(0.03)
FAD	$201,736		$218,555
_______________________________________

(1)
For the three months ended March 31, 2018, represents the impairment recovery upon sale of our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan") in March 2018. For the three months ended March 31, 2017, represents the impairment recovery upon the sale of our Four Seasons Health Care senior notes in the first quarter of 2017.

(2)	For the three months ended March 31, 2018, relates to the departure of our former Executive Chairman, including $6 million of cash severance and $3 million of equity award vestings.

FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See “March 31, 2018 Discussion and Reconciliation of Non-GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.
SAME PROPERTY PORTFOLIO OPERATING SUMMARY
The tables below outline the year-over-year three-month SPP Cash NOI growth and the components of our senior housing operating portfolio ("SHOP") SPP Cash NOI growth for the first quarter:

Three-Month SPP Cash NOI Growth
Senior housing triple-net	0.5%
SHOP	(6.4%)
Life science	0.4%
Medical office	1.6%
Other non-reportable segments ("Other")	1.2%
Total Portfolio	(0.2%)

Components of SHOP SPP Cash NOI Growth
	Core Portfolio(1)	Transition/Sale Portfolio(2)	Total
Property count	35	34	69
SPP Cash NOI Growth	(0.6%)	(12.3%)	(6.4%)

_______________________________________

(1)	Includes 18 properties managed by Brookdale and 17 properties managed by five operators that are not expected to undergo a transition or sale during 2018.

(2)	Represents properties managed by Brookdale that have transitioned or are expected to transition to new operators or sell in 2018.

TRANSACTION UPDATES
U.K. PORTFOLIO TRANSACTION
In May, we entered into definitive agreements with an institutional investor to create a joint venture through which we will sell a 51% interest in our U.K. holdings based on a total portfolio value of £394 million.  We expect to receive approximately £315 million of proceeds inclusive of the sale of our 51% interest and third party property-level debt. As part of the agreement, we have the ability to sell our remaining 49% interest in the joint venture to the institutional investor by no later than 2020.
ACQUISITION AND DISPOSITION TRANSACTIONS WITH BROOKDALE
In November 2017, we announced a series of acquisitions and dispositions between HCP and Brookdale. To date, we have closed the following transactions:

•	We sold the first of six assets to Brookdale for $32 million in January 2018 and the remaining five assets for $243 million in April 2018.

•	We acquired Brookdale's 10% interest in the RIDEA III joint venture for $32 million in December 2017 and Brookdale’s 10% interest in the RIDEA I joint venture for $63 million in March 2018.

OPERATOR TRANSITIONS
In March, we announced an agreement to transition management of a portfolio of 24 HCP-owned senior housing communities from Brookdale to Atria. We have completed transitions on 13 communities and expect the remainder of the properties to transition during the second quarter, subject to obtaining the required regulatory approvals. Additionally, we transitioned one community to another existing operator, Sonata Senior Living ("Sonata").
In addition to Atria and Sonata, we are finalizing agreements with other operators to transition additional Brookdale managed communities and anticipate completing these transitions during 2018.
TANDEM DEBT INVESTMENT
As previously announced, in March, we sold our Tandem Mezzanine Loan investment for $112 million resulting in an impairment recovery of $3 million. This disposition ends our exposure to both stand-alone post-acute/skilled-nursing assets and highly-leveraged mezzanine investments.
DEVELOPMENT UPDATES
HAYDEN LEASING AND DEVELOPMENT
Since acquiring the Hayden Research Campus ("Hayden") in December 2017, leasing velocity has been strong with the two-building life science campus now 97% leased, up from 66% at the time of acquisition. The new tenants are a combination of venture-backed early-stage and publicly-traded mid-stage biotechnology companies, both of which are expanding from their current locations in the Cambridge and suburban Boston submarkets.
Given strong market fundamentals, in March we acquired development rights at Hayden for $21 million. The planned 214,000 square foot Class A development will enhance our scale in a leading life science market.
RIDGEVIEW
In April, we signed two leases totaling 150,000 square feet with General Atomics, a major defense contractor headquartered in San Diego, at our Ridgeview development located in the San Diego suburb of Poway, California. The $62 million, 300,000 square foot development is now 100% leased to General Atomics.
BALANCE SHEET
At March 31, 2018, we had $1.0 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility. Additionally, we have no major senior notes or secured debt maturities until 2019.
On April 6, 2018, we repaid $290 million on our credit facility, primarily using proceeds from asset sales to Brookdale.
EXECUTIVE LEADERSHIP AND BOARD OF DIRECTORS
Scott Brinker joined HCP as Executive Vice President and Chief Investment Officer, effective March 1, 2018.
As previously announced, HCP appointed Lydia Kennard and Kent Griffin as new independent directors and named Brian Cartwright Chairman of the Board. A copy of the press release is available in the Investor Relations section of our website at http://ir.hcpi.com.
DIVIDEND
On April 26, 2018, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on May 22, 2018 to stockholders of record as of the close of business on May 7, 2018.
SUSTAINABILITY
In April, we published our 7th annual Corporate Sustainability Report highlighting the environmental, social, and governance aspects of our operations. More information about HCP's sustainability efforts, including a link to our Sustainability Report, can be found on our website at www.hcpi.com/sustainable-growth.

2018 GUIDANCE
For full year 2018, we are reaffirming the following guidance ranges:

•	Net income per share of $0.79 to $0.85

•	FFO per share of $1.73 to $1.79

•	FFO as adjusted per share of $1.77 to $1.83

•	SPP Cash NOI to increase 0.25% to 1.75%

These estimates do not reflect the potential impact from any unannounced future transactions other than capital recycling activities. For additional detail, assumptions, and information regarding these estimates, refer to the “Projected Full Year 2018 SPP Cash NOI” table below, the 2018 Guidance section of our corresponding Supplemental Report, and Discussion and Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://ir.hcpi.com.

	Projected Full Year 2018 SPP Cash NOI(1)
	Low	High
Senior housing triple-net	0.50%	1.50%
SHOP	(4.00%)	0.00%
Life science	0.25%	1.25%
Medical office	1.75%	2.75%
Other	0.50%	1.50%
SPP Growth	0.25%	1.75%
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(1)	Effective 2018, unconsolidated joint ventures, including our CCRC joint venture, were removed from our same property portfolio in order to better align with how management views our business.

COMPANY INFORMATION
HCP has scheduled a conference call and webcast for Thursday, May 3, 2018, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended March 31, 2018. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 0310687. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.hcpi.com. Through May 18, 2018, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10118904. Our Supplemental Report for the current period is available, with this earnings release, in the Investor Relations section of our website.
ABOUT HCP
HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) all statements under the heading “2018 Guidance,” including without limitation with respect to expected net income, FFO per share, FFO as adjusted per share, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected Full Year 2018 SPP Cash NOI” table in this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the headings "Transaction Updates" and "Development Updates." Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

CONTACT
Andrew Johns
Vice President – Finance and Investor Relations
949-407-0400

HCP, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data
(unaudited)

	March 31, 2018	December 31, 2017
Assets
Real estate:
Buildings and improvements	$11,532,338	$11,239,732
Development costs and construction in progress	344,948	447,976
Land	1,808,210	1,785,865
Accumulated depreciation and amortization	(2,826,325)	(2,741,695)
Net real estate	10,859,171	10,731,878
Net investment in direct financing leases	713,463	714,352
Loans receivable, net	47,012	313,326
Investments in and advances to unconsolidated joint ventures	863,775	800,840
Accounts receivable, net of allowance of $4,516 and $4,425, respectively	51,468	40,733
Cash and cash equivalents	86,021	55,306
Restricted cash	31,947	26,897
Intangible assets, net	395,298	410,082
Assets held for sale, net	436,155	417,014
Other assets, net	583,261	578,033
Total assets	$14,067,571	$14,088,461

Liabilities and Equity
Bank line of credit	$1,092,357	$1,017,076
Term loan	236,878	228,288
Senior unsecured notes	6,398,976	6,396,451
Mortgage debt	143,524	144,486
Other debt	93,856	94,165
Intangible liabilities, net	52,576	52,579
Liabilities of assets held for sale, net	8,564	14,031
Accounts payable and accrued liabilities	391,942	401,738
Deferred revenue	167,975	144,709
Total liabilities	8,586,648	8,493,523
Commitments and contingencies
Common stock, $1.00 par value: 750,000,000 shares authorized; 469,725,220 and 469,435,678 shares issued and outstanding, respectively	469,725	469,436
Additional paid-in capital	8,183,166	8,226,113
Cumulative dividends in excess of earnings	(3,425,293)	(3,370,520)
Accumulated other comprehensive income (loss)	(21,307)	(24,024)
Total stockholders' equity	5,206,291	5,301,005

Joint venture partners	97,744	117,045
Non-managing member unitholders	176,888	176,888
Total noncontrolling interests	274,632	293,933
Total equity	5,480,923	5,594,938

Total liabilities and equity	$14,067,571	$14,088,461

HCP, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended March 31,
	2018	2017

Revenues:
Rental and related revenues	$279,578	$286,218
Tenant recoveries	37,174	33,675
Resident fees and services	142,814	140,232
Income from direct financing leases	13,266	13,712
Interest income	6,365	18,331
Total revenues	479,197	492,168

Costs and expenses:
Interest expense	75,102	86,718
Depreciation and amortization	143,250	136,554
Operating	172,552	159,081
General and administrative	29,175	22,478
Transaction costs	2,195	1,057
Total costs and expenses	422,274	405,888
Other income (expense):
Gain (loss) on sales of real estate, net	20,815	317,258
Other income (expense), net	(40,407)	51,208
Total other income (expense), net	(19,592)	368,466

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	37,331	454,746
Income tax benefit (expense)	5,336	6,162
Equity income (loss) from unconsolidated joint ventures	570	3,269
Net income (loss)	43,237	464,177
Noncontrolling interests' share in earnings	(3,005)	(3,032)
Net income (loss) attributable to HCP, Inc.	40,232	461,145
Participating securities' share in earnings	(391)	(770)
Net income (loss) applicable to common shares	$39,841	$460,375

Earnings per common share:
Basic	$0.08	$0.98
Diluted	$0.08	$0.97

Weighted average shares outstanding:
Basic	469,557	468,299
Diluted	469,695	475,173

HCP, Inc.
Funds From Operations
 In thousands, except per share data
(unaudited)

	Three Months Ended March 31,
	2018	2017
Net income (loss) applicable to common shares	$39,841	$460,375
Real estate related depreciation and amortization	143,250	136,554
Real estate related depreciation and amortization on unconsolidated joint ventures	17,388	15,039
Real estate related depreciation and amortization on noncontrolling interests and other	(2,543)	(3,972)
Other depreciation and amortization	1,296	3,010
Loss (gain) on sales of real estate, net	(20,815)	(317,258)
Loss (gain) upon consolidation of real estate, net(1)	41,017	—
Taxes associated with real estate dispositions(2)	—	(5,499)
FFO applicable to common shares	219,434	288,249
Distributions on dilutive convertible units	—	2,803
Diluted FFO applicable to common shares	$219,434	$291,052
Diluted FFO per common share	$0.47	$0.61
Weighted average shares outstanding - diluted FFO	469,695	475,173
Impact of adjustments to FFO:
Transaction-related items	$1,942	$1,057
Other impairments (recoveries), net(3)	(3,298)	(50,895)
Severance and related charges(4)	8,738	—
Litigation costs	406	1,838
Foreign currency remeasurement losses (gains)	130	(77)
Total adjustments	7,918	(48,077)
FFO as adjusted applicable to common shares	227,352	240,172
Distributions on dilutive convertible units and other	1,711	2,877
Diluted FFO as adjusted applicable to common shares	$229,063	$243,049
Diluted FFO as adjusted per common share	$0.48	$0.51
Weighted average shares outstanding - diluted FFO as adjusted	474,363	475,173
_______________________________________

(1)	For the three months ended March 31, 2018, represents the loss on consolidation of seven U.K. care homes.

(2)	For the three months ended March 31, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction.

(3)
For the three months ended March 31, 2018, represents the impairment recovery upon sale of our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan") in March 2018. For the three months ended March 31, 2017, represents the impairment recovery upon the sale of our Four Seasons Health Care senior notes in the first quarter of 2017.

(4)	For the three months ended March 31, 2018, relates to the departure of our former Executive Chairman, including $6 million of cash severance and $3 million of equity award vestings.

HCP, Inc.
Funds Available for Distribution
In thousands
(unaudited)

	Three Months Ended March 31,
	2018	2017
FFO as adjusted applicable to common shares	$227,352	$240,172
Amortization of deferred compensation(1)	3,420	3,765
Amortization of deferred financing costs	3,336	3,858
Straight-line rents	(10,686)	(7,396)
FAD capital expenditures(2)	(19,118)	(22,077)
Lease restructure payments	299	540
CCRC entrance fees(3)	3,027	3,649
Deferred income taxes	(2,140)	(2,374)
Other FAD adjustments	(3,754)	(1,582)
FAD applicable to common shares	201,736	218,555
Distributions on dilutive convertible units	—	2,803
Diluted FAD applicable to common shares	$201,736	$221,358
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(1)
Excludes $3 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former Executive Chairman, which is included in severance and related charges for the three months ended March 31, 2018.

(2)	Excludes our share of recurring capital expenditures, leasing costs, and tenant and capital improvements from unconsolidated joint ventures (reported in "Other FAD adjustments").

(3)	Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.